UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2020

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford, Houston, Texas 77079

(Address of principal executive offices and zip code)

(832) 337-2034

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	SHLX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 2, 2020, Margaret (Peggy) C. Montana, a member of the Board of Directors (the “Board”) of Shell Midstream Partners GP LLC (the “General Partner”), the general partner of Shell Midstream Partners, L.P. (the “Partnership”), announced her intention to resign from the Board effective April 1, 2020. Ms. Montana was instrumental in the formation of the Partnership, serving as the CEO of the Partnership at the time of its initial public offering. Upon retiring from Royal Dutch Shell plc (“Shell”) in 2015 after a successful 38-year career, she became a member of the Board. There were no disagreements between Ms. Montana and the General Partner, the Partnership or any officer or director of the General Partner that led to Ms. Montana’s decision to resign.

Appointment of Director

On March 4, 2020, the sole member of the General Partner appointed Anne Anderson as a member of the Board effective April 1, 2020.

Ms. Anderson will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to its partnership agreement.

Since July 2019, Ms. Anderson has served as Vice President of the Americas organization within Shell Chemical LP (“Shell Chemical”), where she is responsible for the Americas region of Shell’s global chemicals business. Prior to that role, Ms. Anderson was Vice President of Shell’s Aviation organization from 2014 to 2019, where she successfully led Shell’s global supply organization for aviation fuels and lubricants. From 2009 to 2014, she held roles with increasing responsibility in Shell’s Trading and Supply organization, including as the General Manager of Trading and Supply for Equilon Enterprises LLC d/b/a Shell Oil Products US. Before that, Ms. Anderson served as the General Manager of the PDO (Propanediol) and Corterra Polymers business units in Shell Chemical from 2006 to 2009 and as a Board Member of PTT PolyCanada, a Shell Chemical joint venture, in Montreal, Quebec. Ms. Anderson started her career as a chemical engineer in manufacturing and technology at the Monsanto Company. Ms. Anderson holds a Bachelor of Science in Chemical Engineering from Florida State University and an MBA from Washington University in St. Louis. The Partnership believes that Ms. Anderson’s extensive technical and operational experience makes her well qualified to serve as a director.

Ms. Anderson was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Ms. Anderson that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: March 4, 2020